Exhibit 32.2

Certification of Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of PowerSecure International, Inc. (the “Company”) on Form 10-Q for the quarterly period ended March 31, 2014 as filed with the Securities and Exchange Commission (the “Report”), I, Christopher T. Hutter, Executive Vice President, Chief Financial Officer, Treasurer and Secretary of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 7, 2014	/s/ Christopher T. Hutter
Christopher T. Hutter
Executive Vice President, Chief
Financial Officer, Treasurer
and Secretary

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.